Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC)


The Offering

Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
09-17-2014

Security Type:
BND/CORP


Issuer
Alcoa Inc. (2024)

Selling Underwriter
Morgan Stanley & Co. LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Morgan Stanley & Co. LLC, Credit Suisse Securities
(USA) LLC, Citigroup Global Markets Inc., Goldman,
Sachs & Co., J.P. Morgan Securities LLC, BNP Paribas
Securities Corp., Mitsubishi UFJ Securities (USA), Inc.,
RBC Capital Markets, LLC, RBS Securities Inc., ANZ
Securities, Inc., Banca IMI S.p.A., Banco Bradesco BBI
S.A., BB Securities Ltd., BBVA Securities Inc., BNY
Mellon Capital Markets, LLC, Credit Agricole Securities
(USA) Inc., Mizuho Securities USA Inc., PNC Capital
Markets LLC, Sandler O'Neill & Partners, L.P., SG
Americas Securities, LLC, SMBC Nikko Securities
America, Inc., Standard Chartered Bank, TD Securities
(USA) LLC, The Williams Capital Group, L.P., U.S.
Bancorp Investments, Inc.

Transaction Details

Date of Purchase
09-17-2014


Purchase Price/Share
(per share / % of par)
$100.00

Total
Commission,
Spread or Profit
1.000%


1.	Aggregate Principal Amount Purchased (a+b)
$90,000,000

a.US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$41,667,000

b.Other BlackRock Clients
$48,333,000

2.	Aggregate Principal Amount of Offering
$1,250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.072


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
 Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3
 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
09-17-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
09-17-2014

Global Syndicate Team Member